Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Relations Contact:
Joe Wilkinson Deltek, Inc. 703.885.9423 josephwilkinson@deltek.com	Patrick Smith Deltek, Inc. 703.885.9062 patricksmith@deltek.com

Deltek Reports Product Revenue of $25.1 Million, up 16% from Prior Year

Product Bookings of $31.5 million, up 24% from prior year

Q1 Non-GAAP Operating Income increases 88% from prior year

HERNDON, Va. – April 26, 2012 – Deltek, Inc. (Nasdaq: PROJ), the leading global provider of enterprise software and information solutions for professional services firms and government contractors, today announced financial results for the quarter ended March 31, 2012.

Q1 product revenue was $25.1 million, up 16% from Q1 2011. Product bookings in Q1 were $31.5 million, a 24% increase from the first quarter of 2011.

Maintenance revenue increased 8% to $41.2 million, up from $38.2 million in the first quarter of 2011. Consulting and other revenue was $16.4 million, compared to $20.2 million in Q1 2011. Total revenue for Q1 was $82.7 million, up from $80 million in the first quarter of 2011.

Non-GAAP operating income for the first quarter increased 88% to $11.8 million, compared to $6.3 million in Q1 2011. Q1 Non-GAAP operating margin increased to 14%, compared to 8% in Q1 2011.

Non-GAAP net income for the first quarter of 2012 was $5.8 million, compared to $1.6 million in Q1 2011. Q1 Non-GAAP EPS was $0.09, an increase of $0.07 from 2011.

Q1 GAAP operating income was $2.4 million, compared to a GAAP operating loss of $7.1 million in the prior-year period. Q1 GAAP operating margin was 3%, compared to a GAAP operating loss of 9% in 2011.

Q1 GAAP net loss improved by $6.3 million, from a $6.6 million loss in Q1 2011 to a $0.3 million loss in Q1 2012. Q1 GAAP EPS was $0.00, compared to a loss of $0.10 per diluted share in 2011.

“We had a great start to 2012, with strong product bookings and product revenue, increased profitability and continuing growth in our recurring revenue,” said Kevin Parker, president and CEO of Deltek. “In Q1, our GovCon business continued its positive momentum with strong revenue growth across a broad spectrum of new and existing customers and increased adoption of Deltek’s comprehensive solutions across all aspects of their businesses. We also continued our expansion in the global Professional Services market with significant wins both in the United States and in Europe.

“With the best solutions portfolio for project-based businesses in the industry, including our newly-expanded project manufacturing capabilities and growing SaaS offerings, we are well-positioned to continue the success of Q1 throughout the rest of 2012.”

Comparison of GAAP and Non-GAAP Measurements

Non-GAAP operating income and margin exclude the pre-tax impact of stock-based compensation, amortization of acquired intangible assets, purchase accounting impacts relating to acquisitions, acquisition-related costs, and restructuring charges. Non-GAAP net income excludes the same items on a net-of-tax basis.

A reconciliation of GAAP to non-GAAP financial measures is provided in the tables at the end of this press release.

Product Bookings

Product bookings consist of the aggregate contract value of the Company’s products sold during the quarter through its various licensing models including perpetual, term and subscription.

Recent Highlights

•

Deltek closed a number of significant deals in the government contracting sector with its Deltek Costpoint product suite. Key new customers include: Data Systems Analysts, Inc., a fast-growing IT services provider who upgraded to Costpoint from GCS Premier; Information Innovators Inc., a rapidly expanding IT services firm who will use Costpoint to streamline its back-office, pursue new types of contracts, and increase revenue; and a large, specialized government contractor that supports federal agencies in the areas of cyber security, systems integration, and secure supply chain management.

•

Deltek expanded its project manufacturing capabilities by adding manufacturing execution, shop floor time, and bar coding to its Deltek Costpoint product suite. These new capabilities provide real-time visibility into shop floor operations and enable companies to improve production efficiency, deliver on LEAN and paperless manufacturing objectives, and reach new levels of manufacturing performance delivering greater cost savings and stronger bottom line results.

•

Deltek First Essentials continued its rapid growth. Since its launch in mid-2011, more than 140 customers have purchased Deltek First Essentials, including a recent win with EDC Consulting. Deltek First Essentials provides best-in-class ERP capabilities delivered via the cloud—ensuring that small and mid-sized government contractors have all the capabilities they need to maximize business performance, increase profitability, improve regulatory compliance, and grow their businesses.

•

Deltek closed a strategic deal with Etteplan, a Finland-based company and one of the largest engineering design firms in Northern Europe. Etteplan selected Deltek as its new global ERP and resource planning platform and will use Deltek across its international organization to power its global growth.

•

Demonstrating the company’s ongoing commitment to delivering outstanding support to its customers, Deltek received its 5th consecutive MarketTools Achievement in Customer Excellence (ACE) award. The MarketTools ACE Award certifies, acknowledges, and celebrates outstanding achievement in customer satisfaction.

•

Deltek CFO Michael Corkery was named a 2012 SmartCXO award winner by Washington SmartCEO magazine. The SmartCXO Awards celebrate the distinguished achievements of 40 of Greater Washington’s finest executives—the top-level executives that power the region’s economy and workforce. The winners are recognized for their creative management vision, leadership philosophies, innovative strategizing and undeniable work ethic.

Conference Call Information

Deltek will host a conference call at 5:00 p.m. Eastern Time today to discuss the Company’s first quarter 2012 results. The dial-in number for the conference call is 1-877-381-6419 in North America and 1-706-643-9496 outside North America (passcode: 71804334). The conference call also can be accessed through the Investor Relations section of Deltek’s website (http://investor.deltek.com). Those unable to participate in the live call may hear a replay through May 3, 2012 by dialing 1-855-859-2056 in North America and 1-404-537-3406 outside North America (passcode: 71804334). The replay also will be available through May 25, 2012 on Deltek’s website.

About Deltek

Deltek (Nasdaq: PROJ) is the leading global provider of enterprise software and information solutions for professional services firms and government contractors. For decades, we have delivered actionable insight that empowers our customers to unlock their business potential. 15,000 organizations and 2 million users in over 80 countries around the world rely on Deltek to research and identify opportunities, win new business, optimize resources, streamline operations, and deliver more profitable projects. Deltek – Know more. Do more.® www.deltek.com

Use of Non-GAAP Financial Measures

This press release and the related conference call described above contain certain non-GAAP financial measures, including non-GAAP net income, non-GAAP operating income and margin, adjusted EBITDA, and non-GAAP revenue. The Company defines non-GAAP net income as GAAP net income (loss) before the net-of-tax impact of stock-based compensation, amortization of acquired intangible assets, purchase accounting impacts relating to acquisitions, acquisition-related costs, and restructuring charges. Non-GAAP operating income and margin is defined as GAAP operating income (loss) before the pre-tax impact of stock-based compensation, amortization of acquired intangible assets, purchase accounting impacts relating to acquisitions, acquisition-related costs, and restructuring charges. Adjusted EBITDA is defined as GAAP net income (loss) before interest expense (net of interest income), provision for income taxes, depreciation, stock-based compensation, amortization, purchase accounting impacts relating to acquisitions, acquisition-related costs, and restructuring charges. Non-GAAP revenue is defined as revenue before the net impact of acquisition-related fair value adjustments to deferred revenue.

The Company believes that the presentation of these measures provides useful information to its investors and lenders because these measures allow for more accurate comparisons of results from period-to-period, enhance the overall understanding of the Company’s performance and provide greater insight into the prospects for the Company’s ongoing business operations. Moreover, the Company also believes it is appropriate to exclude costs associated with restructuring charges because these charges are excluded from management’s assessment of the Company’s operating performance and are not related to the Company’s ongoing business operations. In addition, the Company excludes the items from EBITDA described above in its calculations to determine compliance with its debt covenants and to assess its ability to borrow additional funds to finance or expand its operations.

The Company believes that by reporting these measures, it provides insight and consistency in its financial reporting and presents a basis for comparison of its business operations between current, past and future periods. In addition, the measures provide a basis for the Company to compare its financial results to those of other comparable publicly traded companies and are used by its management team to plan and forecast its business.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance which are prepared in accordance with U.S. GAAP and may be different from non-GAAP financial measures used by other companies. Investors are encouraged to review the reconciliations of our GAAP to non-GAAP net income, operating income and margin, adjusted EBITDA and revenue, which are set forth below.

Forward-Looking Statements

This press release and related conference call contain forward-looking statements that involve substantial risks and uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “would” or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There will be events in the future, however, that we are not able to predict accurately or control. Our actual results may differ materially from the expectations we describe in our forward-looking statements. Factors or events that could cause our actual results to materially differ may emerge from time to time, and it is not possible for us to accurately predict all of them. Before you invest in our common stock, you should be aware that the occurrence of any such event or of any of the additional events described as risk factors in the Company’s filings with the Securities and Exchange Commission could have a material adverse effect on our business, results of operation and financial position. Any forward-looking statement made by us in this press release or related conference call speaks only as of the date on which we make it. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

DELTEK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2012	2011
REVENUES:
Product revenues	$25,055	$21,590
Maintenance and support services	41,227	38,173
Consulting services and other revenues	16,438	20,215

Total revenues	82,720	79,978

COST OF REVENUES:
Cost of product revenues	6,823	5,675
Cost of maintenance and support services	6,227	6,980
Cost of consulting services and other revenues	16,691	17,722

Total cost of revenues	29,741	30,377

GROSS PROFIT	52,979	49,601

OPERATING EXPENSES:
Research and development	15,790	17,561
Sales and marketing	21,226	22,242
General and administrative	12,007	13,659
Restructuring charge	1,525	3,205

Total operating expenses	50,548	56,667

INCOME (LOSS) FROM OPERATIONS	2,431	(7,066)
Interest income	25	33
Interest expense	(2,654)	(2,985)
Other income (expense), net	35	(265)

LOSS BEFORE INCOME TAXES	(163)	(10,283)
Income tax expense (benefit)	128	(3,732)

NET LOSS	$(291)	$(6,551)

LOSS PER SHARE
Basic	$(0.00)	$(0.10)

Diluted	$(0.00)	$(0.10)

COMMON SHARES AND EQUIVALENTS OUTSTANDING
Basic weighted average shares	64,240	65,343

Diluted weighted average shares	64,240	65,343

DELTEK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	March 31, 2012	December 31, 2011

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$35,629	$35,243
Accounts receivable, net of allowance of $2,000 and $1,714 at March 31, 2012 and December 31, 2011, respectively	57,431	58,899
Deferred income taxes	4,305	5,383
Prepaid expenses and other current assets	12,863	10,760

TOTAL CURRENT ASSETS	110,228	110,285

PROPERTY AND EQUIPMENT, NET	27,076	25,620
LONG-TERM DEFERRED INCOME TAXES	11,071	9,653
INTANGIBLE ASSETS, NET	51,537	54,994
GOODWILL	176,475	175,771
OTHER ASSETS	5,807	6,156

TOTAL ASSETS	$382,194	$382,479

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$70	$528
Accounts payable and accrued expenses	44,413	45,420
Deferred revenues	119,257	104,835
Income taxes payable	392	465

TOTAL CURRENT LIABILITIES	164,132	151,248

LONG-TERM DEBT	152,468	166,894
OTHER TAX LIABILITIES	3,234	3,214
OTHER LONG-TERM LIABILITIES	17,842	18,180

TOTAL LIABILITIES	337,676	339,536

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value—authorized, 5,000,000 shares; none issued or outstanding at March 31, 2012 and December 31, 2011	—	—
Common stock, $0.001 par value—authorized, 200,000,000 shares; 71,514,478 issued and 68,940,405 outstanding at March 31, 2012 and 70,398,889 issued and 68,272,271 outstanding at December 31, 2011	72	70
Class A common stock, $0.001 par value—authorized, 100 shares; issued and outstanding, 100 shares at March 31, 2012 and December 31, 2011	—	—
Additional paid-in capital	278,003	273,496
Accumulated deficit	(217,112)	(216,821)
Accumulated other comprehensive income	4,135	2,188
Treasury stock, at cost—2,574,073 and 2,126,618 shares at March 31, 2012 and December 31, 2011, respectively	(20,580)	(15,990)

TOTAL STOCKHOLDERS’ EQUITY	44,518	42,943

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$382,194	$382,479

DELTEK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(291)	$(6,551)
Adjustments:
Allowance for doubtful accounts	579	314
Depreciation and amortization	5,934	6,315
Amortization of debt issuance costs and original issue discount	309	232
Stock-based compensation expense	3,502	3,386
Employee stock purchase plan expense	83	51
Restructuring charge, net	583	2,254
(Gain) Loss on disposal of fixed assets	(3)	12
Other noncash activity	43	74
Deferred income taxes	(596)	(5,097)

Changes in assets and liabilities, net of effect from acquisitions:
Accounts receivable, net	1,304	3,413
Prepaid expenses and other assets	(1,795)	(3,282)
Accounts payable and accrued expenses	(1,300)	6
Income taxes receivable/payable	332	892
Excess tax benefit from stock awards	(468)	(208)
Other tax liabilities	18	156
Other long-term liabilities	(99)	770
Deferred revenues	14,160	17,833

Net Cash Provided by Operating Activities	22,295	20,570

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of WMG, Inc., net of cash acquired	(729)	(25,664)
Acquisition of Maconomy A/S	—	(168)
Purchase of property and equipment	(3,094)	(1,841)
Capitalized software development costs	(140)	—

Net Cash Used in Investing Activities	(3,963)	(27,673)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	1,537	94
Excess tax benefit from stock awards	468	208
Proceeds from issuance of stock under employee stock purchase plan	474	358
Shares withheld for minimum tax withholding on vested restricted stock awards	(1,391)	(1,050)
Purchase of treasury stock	(4,590)	–
Repayment of debt	(15,021)	(516)

Net Cash Used in Financing Activities	(18,523)	(906)

IMPACT OF FOREIGN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	577	1,249

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	386	(6,760)

CASH AND CASH EQUIVALENTS––Beginning of period	35,243	76,619

CASH AND CASH EQUIVALENTS––End of period	$35,629	$69,859

DELTEK, INC.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2012	2011

Net Loss, (GAAP Basis)	$(291)	$(6,551)
Income Tax Expense (Benefit)	128	(3,732)

Pre-Tax Loss, (GAAP Basis)	$(163)	$(10,283)

Adjustments:
Amortization of Acquired Intangibles	4,145	4,377
Stock-based Compensation	3,585	3,437
Restructuring Charge (Including Stock-based Compensation of $313 for the three months ended March 31, 2011)	1,525	3,205
Net Impact of Acquisition-Related Deferred Revenue before Fair Value Adjustment	93	1,965
Acquisition-Related Costs	—	702
Net Impact of Acquisition-Related Deferred Commissions before Fair Value Adjustment	—	(369)

Adjusted Pre-Tax Income	9,185	3,034

Less: Adjusted Income Tax Expense	3,400	1,408

Non-GAAP Net Income	$5,785	$1,626

Non-GAAP Earnings Per Share (diluted)	$0.09	$0.02

Weighted Average Shares	66,478	66,508

RECONCILIATION OF GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN (DEFICIT) TO NON-GAAP OPERATING INCOME AND OPERATING MARGIN

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2012		2011

Operating Income (Loss) and Margin (Deficit)—GAAP	$2,431	3%	$(7,066)	-9%
Amortization of Acquired Intangibles	4,145		4,377
Stock-based Compensation	3,585		3,437
Restructuring Charge (Including Stock-based Compensation of $313 for the three months ended March 31, 2011)	1,525		3,205
Net impact of Acquisition-Related Deferred Revenue before Fair Value Adjustment	93		1,965
Acquisition-Related Costs	—		702
Net Impact of Acquisition-Related Deferred Commissions before Fair Value Adjustment	—		(369)

Operating Income and Margin—Non-GAAP	$11,779	14%	$6,251	8%

Total Revenues	$82,720		$79,978

Total Revenues (Non-GAAP)	$82,813		$81,943

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011

Net Loss (GAAP Basis)	$(291)	$(6,551)
Amortization	4,228	4,434
Income Tax Expense (Benefit)	128	(3,732)
Stock-based Compensation	3,585	3,437
Restructuring Charge (Including Stock-based Compensation of $313 for the three months ended March 31, 2011)	1,525	3,205
Interest Expense, net	2,629	2,952
Net Impact of Acquisition-Related Deferred Revenue before Fair Value Adjustment	93	1,965
Depreciation	1,706	1,881
Acquisition-Related Costs	—	702
Net Impact of Acquisition-Related Deferred Commissions before Fair Value Adjustment	—	(369)

Adjusted EBITDA	$13,603	$7,924

REVENUES

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011

Total Revenues (GAAP)	$82,720	$79,978
Net Impact of Maconomy Acquisition-Related Deferred Revenue before Fair Value Adjustment	—	296
Net Impact of INPUT Acquisition-Related Deferred Revenue before Fair Value Adjustment	66	1,669
Net Impact of WMG Acquisition-Related Deferred Revenue before Fair Value Adjustment	27	—

Total Revenues (Non-GAAP)	$82,813	$81,943

STOCK-BASED COMPENSATION EXPENSE

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011

Cost of Product Revenues	$98	$51
Cost of Maintenance and Support Services	331	272
Cost of Consulting Services and Other Revenues	359	439
Research and Development	592	728
Sales and Marketing	739	806
General and Administrative	1,466	1,141
Restructuring Charge	—	313

Total	$3,585	$3,750

AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011

Cost of Product Revenues	$1,764	$1,871
Cost of Consulting Services and Other Revenues	19	20
Sales and Marketing	2,362	2,483
General and Administrative	—	3

Total	$4,145	$4,377

AMORTIZATION AND DEPRECIATION EXPENSES

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011

Cost of Product Revenues	$1,938	$1,948
Cost of Maintenance and Support Services	196	380
Cost of Consulting Services and Other Revenues	416	279
Research and Development	413	508
Sales and Marketing	2,614	2,870
General and Administrative	357	330

Total	$5,934	$6,315